Exhibit 23.2

Consent of Ankura Consulting Group, LLC

Regarding this Registration Statement on Form S-3 for The Dow Chemical Company (the “Registration Statement”), Ankura Consulting Group, LLC (“Ankura”) hereby consents to the incorporation by reference in the Registration Statement of the use of Ankura’s name and the reference to Ankura’s reports appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2015.

/s/ B. Thomas Florence
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
October 27, 2016